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[COMPANY LOGO]                               1480 South Hohokam Drive
integrated information Systems (TM)          Tempe, AZ 85281
                                             480-317-8000
                                             480-317-8779-Investor Relations
                                             480-317-8010-Fax
                                             www.iis.com



FOR IMMEDIATE RELEASE


      Integrated Information Systems Responds to 2001 Settlement with RIAA

Tempe, Ariz. (April 12, 2002) Integrated Information Systems, Inc. ("IIS") (NASDAQ: IISX), an innovative technology and business consultancy, today announced that the Recording Industry Artist Association (RIAA) has issued a press release regarding a $1 million settlement between IIS and RIAA that occurred last year. RIAA believed that the Company used a server to enable employees to share copyrighted digital music files. IIS did not endorse the use of the server for this purpose. IIS settled the dispute out of court to avoid litigation, and did not admit to any wrongdoing in the settlement. This settlement does not impact the Company's 2002 financials or current cash position as the settlement and payment were completed in 2001.

As part of the settlement, RIAA has the right to publicize this matter. RIAA uses settlement announcements as a deterrent, as well as a means of educating the public about copyright infringement.

Through this process, IIS has increased its own level of awareness about assessing network content as a part of its security practice for clients. This in-depth assessment helps clients mitigate similar risks in their environments to ensure they are not unknowingly violating copyright laws. IIS' security practice also includes Business Continuity/Disaster Recovery Services, Host Hardening Services, Internal and External Security Assessments, Internet Vulnerability Probes and Intrusion Detection Systems.

About IIS
Integrated Information Systems(TM) is an innovative technology and business consultancy providing extensive experience and insight to create a sustainable competitive edge for clients. For companies who seek measurable results from business and technology investments, IIS offers cost-conscious, productive, profit-minded solutions across the entire service value chain with single provider accountability.

Founded in 1989, IIS employs approximately 350 professionals, with offices in Bangalore, India; Boston; Denver; Madison; Milwaukee; London, England; New York City; Phoenix; and Portland, Oregon. Integrated Information Systems' common stock is traded on Nasdaq under IISX.

For more information on Integrated Information Systems, please visit our web site: www.iis.com.
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Cautionary Statement
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This press release contains forward-looking statements as that term is defined under the Private Securities Litigation Reform Act of 1995, including statements concerning the company's ability to deliver security solutions and other IT solutions for its clients. These forward-looking statements involve a number of risks and uncertainties which could cause actual events to differ materially from those expressed by such forward-looking statements and could cause the company's stock price to decline. Factors that could cause actual events to differ from such forward-looking statements include lower demand for the company's services, the ability of the company to continue to comply with Nasdaq listing requirements, the company's ability to attract, retain and effectively utilize its personnel, its ability to stay at the forefront of technology changes, and other factors identified in documents filed by IIS with the Securities and Exchange Commission and in other public statements, including those set forth under the caption "Factors that May Affect Future Results and Our Stock Price" in the company's Form 10-K for the year ended December 31, 2001. All forward-looking statements included in this document are made as of the date hereof, based on information available to IIS on the date hereof, and IIS assumes no obligation to update any forward-looking statements.

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Contacts:
William A. Mahan                            Jane Hooppaw
Chief Financial Officer                     Communications Manager
Integrated Information Systems, Inc.        Integrated Information Systems, Inc.
(480) 317-8997                              (480) 317-8449
                                            janeh@iis.com
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